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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Advanced Magnetics, Inc. on Form S-8 (File Nos. 33-8697, 33-13953, 33-40744, 33-46963, and 333-28417) of our report, dated November 4, 1998, on our audits of the consolidated financial statements of Advanced Magnetics, Inc. as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.



                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
December 23, 1998